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                                                                     EXHIBIT 2.2


                             UIDC MANAGEMENT, INC.
                               UIDC OF TEXAS, CO.
                     900 NORTH MICHIGAN AVENUE, SUITE 1400
                            CHICAGO, ILLINOIS 60611

                                  May 28, 2003


VIA FACSIMILE AND FEDERAL EXPRESS
---------------------------------


Financial Center, Inc.
FCLT Tower, L.P.
1001 Fannin Street, Suite 1070
Houston, Texas 77002
Attention: Mr. Robert W. Brown
           Mr. Jerry Thompson
Facsimile: (713) 651-1710


Re: Notice of exercise of right of first refusal by UIDC Management, Inc. and UIDC of Texas, Co. (collectively, "UIDC") pursuant to Section 7.4 of the Limited Partnership Agreement dated as of the 19th day of December, 1994 (the "PARTNERSHIP AGREEMENT"), creating FC Tower Property Partners, L.P., and Section 15.A of the Settlement Agreement and Mutual Release executed March 15, 2002 (the "SETTLEMENT AGREEMENT"), and in response to that certain notice letter dated April 30, 2003 from First City to UIDC ("FIRST CITY'S NOTICE") providing notice to UIDC of UIDC's opportunity to exercise the right of first refusal pursuant to the Partnership Agreement and the Settlement Agreement.

Dear Bob and Jerry:

         Please refer to the Partnership Agreement, the Settlement Agreement and First City's Notice, each referenced above. This letter is to notify you that UIDC has elected to exercise its right of first refusal pursuant to
Section 7.4 of the Partnership Agreement and Section 15.A of the Settlement Agreement.

         UIDC HEREBY EXERCISES ITS RIGHT OF FIRST REFUSAL IN RESPONSE TO FIRST CITY'S NOTICE DATED APRIL 30, 2003.


                                UIDC MANAGEMENT, INC.

                                By:
                                        ---------------------------------------
                                Name:
                                        ---------------------------------------
                                Title:
                                        ---------------------------------------


                                UIDC OF TEXAS, CO.
                                By: UIDC Management, Inc.

                                By:
                                        ---------------------------------------
                                Name:
                                        ---------------------------------------
                                Title:
                                        ---------------------------------------


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cc:    Carrington, Coleman, Sloman & Blumenthal
       200 Crescent Court, Suite 1500
       Dallas, Texas 75201
       Attention:  Don R. Hanmer
       Facsimile:  (214) 758-3765

       Pircher, Nichols & Meeks
       1925 Century Park East, Suite 1700
       Los Angeles, California 90067
       Attention:  Phillip G. Nichols
       Facsimile:  (310) 201-8922